Exhibit 10.22

AMENDMENT TO THE

LIFEPOINT HEALTH, INC. 2013 LONG-TERM INCENTIVE PLAN

This Amendment is made to the LifePoint Health, Inc. 2013 Long-Term Incentive Plan (the “Plan”) by LifePoint Health, Inc. (the “Company”), on this 23rd day of January, 2017.

Recitals:

Whereas, the Company established and maintains the Plan for the benefit of its eligible employees;

Whereas,  the Company desires to amend the Plan’s tax withholding provisions; and

Whereas, the Plan authorizes the Company to amend the Plan;

Now Therefore, the Company hereby amends the Plan, effective as of January 1, 2017,  by deleting Section 10(d) in its entirety and substituting therefor the following:

(d)Taxes.  The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan  (including from a distribution of Shares), or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award not to be in excess of the maximum applicable tax rate, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations not in excess of the maximum applicable tax rate, either on a mandatory or elective basis in the discretion of the Committee.

[Signature on Next Page]

In Witness Whereof, the undersigned officer of the Company has executed this Amendment on the date first written above.

LIFEPOINT HEALTH, INC.

By:    /s/ John P. Bumpus

Title:    Executive Vice President and Chief Administrative Officer